Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

All Outstanding 9.125% Senior Notes due 2018 ($400,000,000 principal amount outstanding) for 9.125% Senior Notes due 2018 which have been registered under the Securities Act of 1933 of

THE GYMBOREE CORPORATION

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME, ON                     , 2011, UNLESS EXTENDED.

Registered holders of outstanding 9.125% Senior Notes due 2018 (the “Outstanding Notes”) who wish to tender their Outstanding Notes in exchange for a like principal amount of new 9.125% Senior Notes due 2018 (the “Exchange Notes”) and whose Outstanding Notes are not immediately available or who cannot deliver their Outstanding Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Deutsche Bank Trust Company Americas, as exchange agent (the “Exchange Agent”), prior to 5:00 p.m., New York City time, on                     , 2011 (the “Expiration Date”) may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered or transmitted by facsimile transmission, overnight courier, mail or hand delivery to the Exchange Agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Notes pursuant to the exchange offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 p.m., New York City time on the Expiration Date. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated                     , 2011 (the “Prospectus”) of The Gymboree Corporation.

The Exchange Agent is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Mail, Hand or Overnight Delivery: DB Services Americas, Inc. MS JCK01-D218 5022 Gate Parkway, Suite 200 Jacksonville, FL 32256 Attn: Reorganization Unit	By Facsimile: 1-615-866-3889 For Information or Confirmation by Telephone: 1-800-735-7777, Option 1

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Guarantor Institution (as defined in the Letter of Transmittal), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

DESCRIPTION OF OUTSTANDING NOTES TENDERED
Name of Tendering Holder	Name and address of registered holder as it appears on the Outstanding Notes (Please Print)	Certificate Number(s) of Outstanding Notes Tendered (or Account Number at Book-Entry Facility)	Principal Amount of Outstanding Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (Please print):

Address:

Telephone Number:

Date:
If Outstanding Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Outstanding Notes (or a confirmation of book-entry transfer of such notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date.

Name of Firm:

(Authorized Signature)

Address:	Title:

Name:

(Zip Code)	(Please type or print)

Area Code and Telephone No.:	Date:

NOTE:	DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OUTSTANDING NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.